Exhibit 21


                                                                    Percentage of Outstanding Stock
                                        Place of Incorporation         or Ownership Interest Held
Name of Subsidiary                          or Organization                   by Registrant
---------------------                   ------------------------   ----------------------------------

Cal-Maine Farms, Inc.                       Delaware                          100%

Southern Equipment Distributors, Inc.       Mississippi                       100%

South Texas Applicators, Inc.               Delaware                          100%

Cal-Maine Partnership, Ltd.                 Texas                              (1)

CMF of Kansas, LLC                          Delaware                           (2)


----------------------

(1)       Limited partnership in which Cal-Maine Foods, Inc. has a 1% General
          Partner interest and Cal-Maine Farms, Inc. has a 99% Limited Partner interest.

(2)       Limited liability company of which Cal-Maine Foods, Inc. and Cal-Maine
          Farms, Inc. are members and have 99% and 1% interests, respectively.


